UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

TRANS1 INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Government Center Drive

Wilmington, North Carolina 28403

(Address of principal executive offices)

(Zip Code)

(910) 332-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2011, TranS1 Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Piper Jaffray & Co. acting on behalf of itself and as the representative of the underwriters named in the Purchase Agreement (collectively the “Underwriters”), pursuant to which the Company agreed to sell, and the Underwriters agreed to purchase for resale to the public (the “Offering”), subject to the terms and conditions expressed therein, 6,200,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The Company also granted to the Underwriters a 30-day option to purchase up to an additional 930,000 shares of the Common Stock from the Company to cover any over-allotments. The Offering closed on September 26, 2011. The shares were sold to the public at a price of $3.25 per share, which resulted in net proceeds to the Company of approximately $18.3 million (taking into account the Underwriters’ discounts and estimated offering expenses). The Purchase Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The shares were offered and sold pursuant to a prospectus supplement dated September 21, 2011 and an accompanying base prospectus dated August 1, 2011, in connection with a takedown offering pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-174255), which registration statement was declared effective by the Securities and Exchange Commission on August 1, 2011.

The Purchase Agreement is attached as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The description of the material terms of the Purchase Agreement is qualified in its entirety by reference to such exhibit. The representations and warranties made by the parties to the Purchase Agreement were made solely for purposes of the Purchase Agreement and to allocate risk between the parties. You should not rely on the representations, warranties, and covenants in the Purchase Agreement.

The opinion of the Company’s counsel regarding the validity of the shares being issued and sold in connection with the Purchase Agreement is attached as Exhibit 5.1 hereto.

A copy of the press release issued by the Company relating to the completion of the offering of the shares is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated September 21, 2011, by and between TranS1 Inc. and Piper Jaffray & Co.

5.1	Opinion of Stradling Yocca Carlson & Rauth

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1)

99.1	Press Release, dated September 26, 2011

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

September 26, 2011	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Purchase Agreement, dated September 21, 2011, by and between TranS1 Inc. and Piper Jaffray & Co.

5.1	Opinion of Stradling Yocca Carlson & Rauth

23.1	Consent of Stradling Yocca Carlson & Rauth (included in Exhibit 5.1)

99.1	Press Release, dated September 26, 2011